SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

   Date of report (Date of earliest event reported) November 9,2002
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                               United Trading.Com
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                Exact Name of Registrant as Specified in Charter)


           Nevada                     0-29987             88-0106514
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      (State or other Jurisdiction    (Commission        (IRS Employer
           of Incorporation)         File Number)     Identification No.)


           1280 Bison, Suite B9-529, Newport Beach, CA   92660
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          (Address of Principal Executive Offices)    (Zip Code)


  Registrant's telephone number, including area code (949) 451-4518
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     (Former Name or Former Address, if Changed Since Last Report)


This report confirms the cancellation of a letter of intent dated August 13, 2002, between United Trading.Com and United Communications HUB, Inc. calling for a definitive agreement to be entered where under the United Trading.Com would acquire all of the issued and outstanding stock of United Communications HUB, Inc. and following the share exchange, United Communications HUB Inc. would merge with United Trading.Com.


Item 5.  OTHER EVENTS

On August 15, 2002, United Trading.Com (hereinafter referred to as "United") entered into a letter of intent with United Communications HUB, Inc., a California corporation ("UCHUB") under which UCHUB shareholders would exchange all of their issued and outstanding common stock for United common stock and UCHUB would become a wholly owned subsidiary of United, after which UCHUB and United would merge with United being the surviving corporation and changing its name to United Communications HUB, Inc. On November 8, the Company cancelled the letter of intent and informed UCHUB that the planned merger was cancelled.





                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated November 27, 2002                   United Tading.Com


                                        By:  /s/ James G. Brewer
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                                             James G. Brewer, President